UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported):


Commission File No.:	001-34128

DOlAT VENTURES, INC
(Exact name of registrant as specified in its charter)


WYOMING                            27-1885936
(State or other jurisdiction of (IRS Employer Identification No.) incorporation or organization)

545 Eighth Ave, Suite 401
New York, New York 10018
(Address of principal executive offices)
(212) 502-6657
(Registrant s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act Soliciting material pursuant to Rule 14a-12 under the Exchange Act Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Information

On April 29, 2014, the Board of Directors of Dolat Ventures, Inc. (the Company) filed a Form 15 with the Securities and Exchange Commission (SEC) voluntarily suspending its reporting obligations with the SEC. As a result of this action, the common stock of the Company is no longer traded on the OTCBB Bulletin Board. The Company continues to trade on the OTC Markets, formerly the Pinks.

The Board of Directors resolution, which was passed on April 17, 2014, expresses the Board s intention to use this moratorium to better manage utilize its limited operating income to more efficiently bolster operations to be able to better afford the cost of compliance.

The Company is actively seeking debt or equity financing to funds it operations,including retiring debt to allow it to continue its business development. Once adequate financing has been secured, the Company will resume its audit.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2014
Dolat Ventures, Inc.


By
/s/ Shmuel Dovid Hauck
-----------------------
  Shimuel Dovid Hauck
Chief Executive Officer
(Principal Executive Officer)